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                          WIRELESS TELECOM GROUP, INC.
                                  EXHIBIT 11.1

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
                                                                    For the Year Ended December 31,
                                                                 2000             1999             1998
                                                                 ----             ----             ----
Income from continuing operations                          $    2,131,240   $  2,033,196   $  1,457,846

Income (loss) from discontinued operations                           --        4,215,788       (175,874)
                                                           --------------   ------------   ------------

Net income                                                 $    2,131,240   $  6,248,984   $  1,281,972
                                                           ==============   ============   ============


BASIC EARNINGS:

Weighted average number of common shares outstanding
                                                               19,159,975     19,229,051     19,424,972
                                                           ==============   ============   ============

Basic earnings (loss) per common share:
         Continuing operations                                      $0.11          $0.11          $0.08
         Discontinued operations                                     0.00           0.21          (0.01)
                                                           --------------   ------------   ------------

                                                                    $0.11          $0.32          $0.07
                                                           ==============   ============   ============
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

DILUTED EARNINGS:                                                2000           1999           1998
                                                                 ----           ----           ----
Weighted average number of common shares outstanding
                                                               19,159,975     19,229,051     19,424,972

Stock options                                                     564,213         98,213          9,201
                                                           --------------   ------------   ------------

Weighted average number of common shares outstanding, as
adjusted                                                       19,724,188     19,327,264     19,434,173
                                                           ==============   ============   ============

Diluted earnings (loss) per common share:

         Continuing operations                                      $0.11          $0.11          $0.08
         Discontinued operations                                     0.00           0.21          (0.01)
                                                           --------------   ------------   ------------

                                                                    $0.11          $0.32          $0.07
                                                           ==============   ============   ============
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